SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant  |X|
Filed by a Party other than the Registrant  |_|

Check the appropriate box:
|_| Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
|X| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                             BEL FUSE INC.

--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|     No fee required.

|_|     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        (1)     Title of each class of securities to which transaction applies:
                ----------------------------------------------------------------
        (2)     Aggregate number of securities to which transaction applies:
                ----------------------------------------------------------------
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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        (4)     Proposed maximum aggregate value of transaction:
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        (5)     Total fee paid:
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|_|     Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)     Amount Previously Paid:
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


                                 [BEL FUSE LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                       OF
                                  BEL FUSE INC.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Bel Fuse Inc. will be held at the Courtyard Marriott, 540 Washington Boulevard, Jersey City, New Jersey 07310, on Thursday, May 23, 2002 at 2:00 p.m. for the following purposes:

     1.   To elect one director.

     2.   To adopt the 2002 Equity Compensation Program.

     3. To consider and act upon other matters which may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on April 18, 2002 as the date for determining the shareholders of record entitled to receive notice of, and to vote at, the Annual Meeting.

                                     By Order of the Board of Directors

                                     ROBERT H. SIMANDL, Secretary

Jersey City, New Jersey
April 23, 2002

                                   ----------

     WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

                                   ----------

     THIS NOTICE AND THE ACCOMPANYING PROXY STATEMENT ARE FURNISHED TO THE HOLDERS OF THE COMPANY'S CLASS B COMMON STOCK, PAR VALUE $0.10 PER SHARE, FOR INFORMATIONAL PURPOSES. HOLDERS OF CLASS B COMMON STOCK ARE NOT ENTITLED TO VOTE AT THE ANNUAL MEETING IN ACCORDANCE WITH THE COMPANY'S CERTIFICATE OF INCORPORATION, AS AMENDED.

                                  BEL FUSE INC.

                                ---------------
                                PROXY STATEMENT
                                ---------------

     The following statement is furnished to the holders of the Class A Common Stock, par value $0.10 per share (the "Class A Common Stock"), of Bel Fuse Inc. ("Bel" or the "Company"), a New Jersey corporation with its principal executive offices at 206 Van Vorst Street, Jersey City, New Jersey 07302, in connection with the solicitation by the Board of Directors of Bel of proxies to be used at Bel's Annual Meeting of Shareholders. The Annual Meeting will be held at the Courtyard Marriott, 540 Washington Boulevard, Jersey City, New Jersey 07310, on Thursday, May 23, 2002 at 2:00 p.m. This Proxy Statement is also furnished to the holders of Bel's Class B Common Stock, par value $0.10 per share (the "Class B Common Stock"), for informational purposes. Holders of Class B Common Stock are not entitled to vote at the Annual Meeting in accordance with Bel's Certificate of Incorporation, as amended. This Proxy Statement and, as to holders of the Class A Common Stock, the enclosed form of proxy are first being sent to shareholders on or about April 23, 2002. As used in the remainder of this Proxy Statement, the term "shareholders" shall refer to the holders of Bel's Class A Common Stock.

VOTING; REVOCATION OF PROXIES

     A form of proxy is enclosed for use at the Annual Meeting if a shareholder is unable to attend in person. Each proxy may be revoked at any time before it is exercised by giving written notice to the secretary of the meeting. A subsequently dated proxy will, if properly presented, revoke a prior proxy. Any shareholder may attend the meeting and vote in person whether or not he has previously given a proxy. All shares represented by valid proxies pursuant to this solicitation (and not revoked before they are exercised) will be voted as specified in the form of proxy. If a proxy is signed but no specification is given, the shares will be voted "FOR" the Board's nominee to the Board of Directors and "FOR" adoption of the 2002 Equity Compensation Program.

PROXY SOLICITATION

     The entire cost of soliciting these proxies will be borne by Bel. In following up the original solicitation of the proxies by mail, Bel may make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of stock held of record by such persons and may reimburse them for their expenses in so doing. If necessary, Bel may also use its officers and their assistants to solicit proxies from the shareholders, either personally or by telephone or special letter.

VOTE REQUIRED; SHARES ENTITLED TO VOTE; PRINCIPAL SHAREHOLDERS

     The presence in person or by proxy of holders of a majority of the outstanding shares of the Company's Class A Common Stock will constitute a quorum for the transaction of business at the Company's Annual Meeting. Assuming that a quorum is present, the election of directors will require the affirmative vote of a plurality of the shares of Class A Common Stock represented and entitled to vote at the Annual Meeting and adoption of the 2002 Equity Compensation Program will require the affirmative vote of a majority of the shares of Class A Common Stock cast for such proposal at the Annual Meeting. For purposes of determining the votes cast with respect to any matter presented for consideration at the Annual Meeting, only those cast "for" or "against" are included. Abstentions and broker non-votes are counted only for the purpose of determining whether a quorum is present at the Annual Meeting. Holders of Class A Common Stock are not entitled to cumulative voting in the election of directors.

     Holders of record of the Class A Common Stock at the close of business on April 18, 2002 (the record date fixed by the Board of Directors) will be entitled to receive notice of, and to vote at, the Annual Meeting. At the close of business on the record date, there were 2,676,225 shares of Class A Common Stock outstanding and entitled to vote at the meeting. Each such share is entitled to one vote on all matters to come before the meeting.

     The Company's management is not aware of any individual or entity that owned of record or beneficially more than five percent of the Class A Common Stock as of the record date other than the Estate of Elliot Bernstein, Howard B. Bernstein, Dimensional Fund Advisors Inc. ("Dimensional") and FMR Corp. Elliot Bernstein was the Chairman of the Board and a Director of the Company until his death in July 2001. Howard B. Bernstein is a Director of the Company. Howard B. Bernstein's business address is 206 Van Vorst Street, Jersey City, New Jersey 07302. For information regarding the number of shares owned by Howard B. Bernstein, see "Election of Directors."

NAME AND ADDRESS OF                       AMOUNT AND NATURE           PERCENT OF
  BENEFICIAL OWNER                     OF BENEFICIAL OWNERSHIP           CLASS
-------------------                    -----------------------        ---------
Estate of Elliot Bernstein ............      251,132(1)                  9.4%
206 Van Vorst Street
Jersey City, NJ  07302

Dimensional Fund Advisors, Inc. .......      189,400(2)                  7.10%
1299 Ocean Avenue
11th Floor
Santa Monica, CA  90401

FMR Corp. .............................      226,700(3)                  8.51%
82 Devonshire Street
Boston, MA  02109

----------

(1) The shares of Class A Common Stock beneficially owned by the Estate of Elliot Bernstein include: (i) 12,525 shares held of record by Sybil Bernstein, Mr. Bernstein's wife, (ii) 18,800 shares owned by a not-for-profit foundation of which Sybil Bernstein is President and Trustee, (iii) 104,500 shares owned by a family partnership of which Sybil Bernstein is the general partner and (iv) 1,497 shares allocated to Mr. Bernstein in the Company's Far East Retirement Plan (the "Far East Plan") over which his estate has voting but no investment power. The Estate also owns 776,055 shares of Class B Common Stock, or 9.4% of the outstanding shares. The shares of Class B Common Stock beneficially owned by the Estate include: (i) 38,740 shares which may be acquired by the Estate upon the exercise of stock options; (ii) 28,575 shares held of record by Sybil Bernstein, (iii) 69,900 shares owned by a not-for-profit foundation of which Sybil Bernstein is President and Trustee, (iv) 304,500 shares owned by a family partnership of which Sybil Bernstein is the general partner and
     (v) 5,150 shares allocated to Mr. Bernstein in the Far East Plan over which the Estate has no voting or investment power.

(2) Pursuant to a filing made by Dimensional with the Securities and Exchange Commission, Dimensional, a registered investment advisor, is deemed to have beneficial ownership of 189,400 shares of Bel's Class A Common Stock as of December 31, 2001, all of which shares were owned by advisory clients of Dimensional, no one of which, to the knowledge of Dimensional, owned more than 5% of Bel's outstanding Class A Common Stock. Dimensional disclaims beneficial ownership of all such shares.

(3) Pursuant to a filing made by FMR Corp. with the Securities and Exchange Commission, Fidelity Management & Research Company ("Fidelity"), 82 Devonshire Street, Boston, MA 02109, a wholly-owned subsidiary of FMR Corp. and a registered investment adviser, is the beneficial owner of the shares listed above as the result of acting as investment advisor to various investment companies. Pursuant to such filing, the ownership of one investment company, Fidelity Low Priced Stock Fund, amounted to 226,700 shares of the Company's Class A Common Stock. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the funds each has sole power to dispose of the shares listed above. The filing states that the sole power to vote these shares resides with the boards of trustees of the various funds.

2003 ANNUAL MEETING; NOMINATIONS

     Shareholders intending to present proposals at the 2003 Annual Meeting of Shareholders must deliver their written proposals to the Company no later than December 24, 2002 in order for such proposals to be eligible for inclusion in the Company's proxy statement and proxy card relating to next year's meeting and no later than March 9, 2003 in order for such proposals to be considered at next year's meeting (but not included in the proxy statement for such meeting).


                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

     The Company's directors are elected on a staggered term basis, with each class of directors being as nearly equal as possible, and standing for re-election once in each three-year period. At the Annual Meeting, the holders of the Class A Common Stock will elect one director for a three year term.

     Unless a shareholder either indicates "withhold authority" on his proxy or indicates on his proxy that his shares should not be voted for certain nominees, it is intended that the persons named in the proxy will vote for the election as a director of the nominee listed below to serve until the expiration of his term and thereafter until his successor shall have been duly elected and shall have qualified. Discretionary authority is also solicited to vote for the election of a substitute for said nominee if he, for any reason presently unknown, cannot be a candidate for election.

     The following sets forth information as of March 1, 2002 concerning the nominee for election to the Board of Directors and comparable information with respect to those directors whose terms of office will continue beyond the date of the Annual Meeting. Unless otherwise indicated, positions have been held for more than five years.

                                         NOMINEE FOR DIRECTOR FOR A TERM WHICH
                                        WILL EXPIRE AT THE 2005 ANNUAL MEETING

NAME                                 AGE       DIRECTOR SINCE     BUSINESS EXPERIENCE
----                                 ---       --------------     -------------------
Robert H. Simandl.............       72             1967          Secretary of the Company; Practicing Attorney;
                                                                  Member of the law firm of Simandl & Gerr (January
                                                                  1992 to January 1995); member of the law firm of
                                                                  Robert H. Simandl, Counselor of Law (prior years).


                                DIRECTORS WHOSE TERMS EXPIRE AT THE 2003 ANNUAL MEETING

NAME                                 AGE       DIRECTOR SINCE     BUSINESS EXPERIENCE
----                                 ---       --------------     -------------------
Howard B. Bernstein*..........       75             1954          Retired.

John F. Tweedy................       56             1996          Independent consultant (February 2000 to Present);
                                                                  Director of Public Relations of GlobeSpan
                                                                  Semiconductor Inc. (supplier of semiconductor
                                                                  integrated circuit products) (January 1999 to
                                                                  February 2000); Director of Corporate
                                                                  Communications of Standard Microsystems Corp.
                                                                  (supplier of semiconductor integrated circuit
                                                                  products) (July 1995 to January 1999).


                                DIRECTORS WHOSE TERMS EXPIRE AT THE 2004 ANNUAL MEETING

NAME                                 AGE       DIRECTOR SINCE     BUSINESS EXPERIENCE
----                                 ---       --------------     -------------------
Daniel Bernstein*.............       48             1986          President (June 1992 to Present) and Chief
                                                                  Executive Officer (May 2001 to Present) of the
                                                                  Company; Vice President and Treasurer of the
                                                                  Company (prior years to June 1992); Managing
                                                                  Director of the Company's Macau subsidiary (1991 to
                                                                  Present).

Peter Gilbert.................       54             1987          Chairman of the Board and Chief Executive Officer
                                                                  (1997 to Present) of PCA Aerospace, Inc. (a
                                                                  manufacturer of machined components for the
                                                                  aerospace industry); Executive Vice President (2000
                                                                  to Present) of PCA Industries (manufacturer of cast
                                                                  aluminum automobile wheels); President and Chairman
                                                                  of the Board (prior years to 1996) of Gilbert
                                                                  Manufacturing Co. (a manufacturer of electrical
                                                                  components).


NAME                                 AGE       DIRECTOR SINCE     BUSINESS EXPERIENCE
----                                 ---       --------------     -------------------
John S. Johnson...............       72             1996          Independent consultant (April 1993 to Present) for
                                                                  various companies, including the Company (during
                                                                  1995); Corporate Controller of AVX Corporation
                                                                  (manufacturer of electronic components) (1978 to
                                                                  March 1993).

--------------

*    Daniel Bernstein is Howard B. Bernstein's nephew.

BENEFICIAL OWNERSHIP OF THE COMPANY'S STOCK

     The following table sets forth certain information regarding the ownership of Bel's Class A Common Stock and Class B Common Stock as of March 1, 2002 by
(a) each director and nominee; (b) each of the Company's Chief Executive Officer and the four other most highly compensated executive officers of Bel during 2001 (the "Named Officers") other than Elliot Bernstein, who died in July 2001 and
(c) all directors and executive officers as a group. Ownership by the Estate of Elliot Bernstein is set forth above under "Vote Required; Shares Entitled to Vote; Principal Shareholders." Unless otherwise stated in the footnotes following the table, the nominees, directors and Named Officers listed in the table have sole power to vote and dispose of the shares which they beneficially owned as of March 1, 2002.

                                                                AGGREGATE NUMBER OF SHARES BENEFICIALLY OWNED (1)
                                                      ---------------------------------------------------------------------
                                                           CLASS A COMMON STOCK                   CLASS B COMMON STOCK
                                                      ---------------------------------     -------------------------------
                                                                         PERCENT OF                            PERCENT OF
                                                                         OUTSTANDING                           OUTSTANDING
                                                      NO. OF SHARES        SHARES           NO. OF SHARES        SHARES
                                                      -------------      -----------        -------------      -----------
Daniel Bernstein (2)................................      134,807            5.0               369,479             4.5
Howard B. Bernstein (3).............................      140,250            5.2               400,750             4.9
Colin Dunn (4)......................................        2,981             *                 29,162              *
Peter Gilbert (5)...................................          500             *                  4,400              *
John S. Johnson (6).................................        1,900             *                 10,300              *
Joseph Meccariello (7)..............................        4,038             *                 12,249              *
Robert H. Simandl (8)...............................        1,585             *                  4,755              *
Dwayne Vasquez......................................           --             *                     --              *
John F. Tweedy......................................          250             *                  2,750              *
All directors, nominees and executive officers as
   a group (10 persons)(9)..........................      287,150           10.8               840,189            10.2

----------

(1) As of March 1, 2002, there were 2,674,913 and 8,182,502 shares of Class A Common Stock and Class B Common Stock outstanding, respectively.

(2) The shares of Class A Common Stock beneficially owned by Daniel Bernstein include 18,750 shares which may be acquired by him on or before May 1, 2002 upon the exercise of stock options, 11,500 shares held by Mr. Bernstein as trustee for his children and 1,558 shares allocated to Mr. Bernstein in the Company's 401(k) Plan over which he has voting but no investment power. The shares of Class B Common Stock beneficially owned by Daniel Bernstein include 26,750 shares which may be acquired by him on or before May 1, 2002 upon the exercise of stock options, 36,500 shares held by Mr. Bernstein as trustee for his children and 6,232 shares allocated to Mr. Bernstein in the Company's 401(k) Plan over which he has no voting or investment power.

(3) The shares of the Company beneficially owned by Howard B. Bernstein include 250 shares of Class A Common Stock and 750 shares of Class B Common Stock held of record by Mr. Bernstein's wife. Mr. Bernstein disclaims beneficial ownership of these shares.

(4) The shares of Class A Common Stock beneficially owned by Colin Dunn include 507 shares which may be acquired by him on or before May 1, 2002 upon the exercise of stock options and 1,162 shares allocated to him in the Company's 401(k) Plan over which he has voting but no investment power. The shares of Class B Common Stock beneficially owned by Mr. Dunn include 23,430 shares which may be acquired by him on or before May 1, 2002 upon the exercise of stock options and 4,732 shares allocated to him in the Company's 401(k) Plan over which he has no voting or investment power.

(5) The shares of Class B Common Stock beneficially owned by Mr. Gilbert include 400 shares held of record by Mr. Gilbert's children and 1,250 shares held of record by Mr. Gilbert's wife.

(6) The shares of the Company beneficially owned by Mr. Johnson include 150 shares and 1,050 shares, respectively, of Class A Common Stock and Class B Common Stock held by Mr. Johnson as custodian for his grandchildren.

(7) The shares of Class A Common Stock beneficially owned by Mr. Meccariello include 288 shares allocated to him in the Company's 401(k) Plan over which he has voting but no investment power. The shares of Class B Common Stock beneficially owned by Mr. Meccariello include 4,000 shares which may be acquired by him on or before May 1, 2002 upon the exercise of stock options, 720 shares held of record by Mr. Meccariello's wife, 414 shares allocated to him in the Far East Plan over which he has no voting or investment power and 865 shares allocated to him in the Company's 401(k) Plan over which he has no voting or investment power.

(8) The shares of the Company beneficially owned by Mr. Simandl include 1,200 shares of Class A Common Stock and 3,600 shares of Class B Common Stock held of record by Mr. Simandl's wife.

(9) Includes 20,569 shares of Class A Common Stock and 57,180 shares of Class B Common Stock which may be acquired on or before May 1, 2002 upon the exercise of stock options and 3,847 and 15,587 shares of Class A Common Stock and Class B Common Stock, respectively, allocated in the Company's 401(k) Plan and Far East Plan over which such persons have with respect to the Class A Common Stock, voting but no investment power and with respect to the Class B Common Stock, no voting or investment power.

* Shares constitute less than one percent of the shares of Class A Common Stock or Class B Common Stock outstanding.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and greater than 10 percent beneficial owners to file with the Securities and Exchange Commission certain reports regarding such persons' ownership of the Company's securities. Directors, officers and greater than 10 percent beneficial owners are required by applicable regulations to furnish Bel with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of the forms or information furnished to Bel, the Company believes that during 2001 all filing requirements applicable to its directors, officers and greater than 10 percent beneficial owners were satisfied on a timely basis, except that Peter Gilbert (a director of the company) did not file on a timely basis a report disclosing a purchase of 1,250 shares of Class B Common Stock for his IRA, and a purchase of 1,250 shares of Class B Common Stock for his spouse's IRA, both in March 2001. These late filings were inadvertent, and the required filings were made promptly after noting the failures to file.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth, for the fiscal years ended December 31, 1999, 2000 and 2001, the annual and long-term compensation of the Company's Chief Executive Officer and the four other most highly compensated executive officers of Bel during 2001 (the "Named Officers"):

                                                  SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM
                                                                                    COMPENSATION AWARDS
                                                  ANNUAL COMPENSATION              ---------------------
NAME AND                                          --------------------             SECURITIES UNDERLYING        ALL OTHER
PRINCIPAL POSITION           YEAR          SALARY         BONUS       OTHER (1)     OPTIONS/SARS (#) (2)     COMPENSATION (3)
------------------           ----          ------         -----       ---------    ---------------------     ----------------
Elliot Bernstein(4).......   2001        $154,839(4)        --            --                --                 $18,506
Chairman                     2000         350,000        $50,000          --              32,000                30,756
                             1999         350,000           --            --                --                  30,756

Daniel Bernstein..........   2001         204,867           --            --                --                  10,496
President and                2000         196,968        155,955          --              32,000                10,260
Chief Executive Officer      1999         189,280         94,640          --                --                  13,349

Colin Dunn................   2001         164,233           --            --                --                   5,277
Vice President and           2000         157,931         75,928          --              16,000                 5,088
Treasurer                    1999         151,856         39,843          --                --                   7,096

Joseph Meccariello........   2001         153,532           --         $79,230              --                  10,753
Vice President               2000         148,734         75,610        86,828            16,000                 7,404
                             1999         142,978         36,410        91,473              --                  10,008

Dwayne Vasquez (5)........   2001         137,099           --            --              10,000                 4,500
Vice President

---------------

(1) During the periods presented above, no Named Officer received perquisites (i.e., personal benefits) in excess of 10% of such individual's reported salary and bonus, except that Mr. Meccariello received housing allowances of $73,846, $86,828, and $91,473, during 2001, 2000, and 1999, respectively, and a travel allowance of $5,384 during 2001.

(2) The securities underlying options have been adjusted to reflect Bel's 2-for-1 stock split payable on December 1, 1999 (the "December 1999 Stock Split") to the shareholders of record on November 22, 1999, in the form of a dividend of 1 share of Class B Common Stock for each shares of Class A and Class B Common Stock outstanding.

(3) Compensation reported under this column for 2001 includes: (i) contributions of $12,250 for Elliot Bernstein and $10,753 for Joseph Meccariello to the Company's Far East Retirement Plan and contributions of $6,496, $5,277 and $4,500, for Daniel Bernstein, Colin Dunn and Dwayne Vasquez, respectively, to the Company's 401(k) Plan, to match 2001 pre-tax elective deferral contributions (included under "Salary") made by each Named Officer to such Plans, such contributions currently being made in shares of the Company's Class B Common Stock, (ii) $4,000 paid to each of Elliot Bernstein and Daniel Bernstein as directors' fees, and (iii) $2,256 paid by the Company as a premium for term life insurance for Elliot Bernstein.

(4) Elliot Bernstein died on July 6, 2001. The amount shown as Salary for 2001 reflects amounts paid from January 2001 through Mr. Bernstein's death in July 2001.

(5)  Dwayne Vasquez became an executive officer of the Company in October 2001.

EMPLOYMENT AGREEMENT

     The Company and Mr. Elliot Bernstein entered into an employment agreement, dated October 29, 1997. Pursuant to this employment agreement, Mr. Bernstein was to serve as Chairman of the Board of Bel for on-going three year terms, at a base salary of $350,000 per year. Mr. Bernstein was also entitled to receive certain benefits, including health care and insurance benefits. The employment agreement contains non-competition provisions which extend during the term of the agreement and for a period of one year following termination of employment. The employment agreement also provides that if Mr. Bernstein is disabled and cannot perform his duties under the agreement or if he dies, the Company will continue to pay to Mr. Bernstein or his estate his base salary for the balance of the term in effect at the time of such termination. Mr. Bernstein died on July 6, 2001. Pursuant to his employment agreement, the Company will continue to pay to Mr. Bernstein's estate his salary at the time of his death of $350,000 per year, through December 31, 2003.

STOCK OPTIONS

     The Company maintains a Stock Option Plan (the "Plan") for employees. The options granted under the Plan generally have terms of five years and terminate at or within a specified period of time after the optionee's employment with the Company ends. Options are exercisable in installments determined at the date of grant. The following table contains information regarding the grant of stock options to the Named Officers during the year ended December 31, 2001:

                                         OPTION GRANTS IN LAST FISCAL YEAR
                                                  INDIVIDUAL GRANTS

                                                                                             POTENTIAL REALIZABLE
                                                                                                VALUE AT ASSUMED
                                                                                                ANNUAL RATES OF
                                NUMBER OF         PERCENT OF                                      STOCK PRICE
                              COMMON SHARES     TOTAL OPTIONS                                  APPRECIATION FOR
                               UNDERLYING        GRANTED TO     EXERCISE                        OPTION TERM (2)
                                OPTIONS          EMPLOYEES        PRICE       EXPIRATION      --------------------
NAME                            GRANTED        IN FISCAL 2001   PER SHARE       DATE            5%           10%
----                          -------------    --------------   ---------     ----------      -------     --------
Elliot Bernstein...........       --                --              --             --            --           --
Daniel Bernstein...........       --                --              --             --            --           --
Colin Dunn.................       --                --              --             --            --           --
Joseph Meccariello.........       --                --              --             --            --           --
Dwayne Vasquez.............    10,000(1)            4.7           $29.50       6/7/2006       $81,503     $180,100

--------------

(1)  The underlying securities are Class B Common Stock.

(2) Amounts represent hypothetical gains that could be achieved if the listed options were exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10%, compounded annually from the date the options were granted to their expiration date, based upon the fair market value of the Class B Common Stock as of the date the options were granted. Actual gains, if any, on stock option exercises and stock holdings are dependent upon the future performance of the Company and overall financial market conditions. There can be no assurance that amounts reflected in this table will be achieved.

OPTION EXERCISES AND HOLDINGS

     There were no stock option exercises by the Named Officers during the year ended December 31, 2001. The following table provides data regarding the number of shares covered by both exercisable and non-exercisable stock options at December 31, 2001. Also reported are the values for "in-the-money" options, which represent the positive spread between the exercise price of existing options and either $23.95 or $25.05, the closing sale price of the Company's Class A Common Stock or Class B Common Stock, respectively, on December 31, 2001, the last trading day of 2001.

                                       AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                              AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                           NUMBER OF
                                                                       CLASS A / CLASS B                    VALUE OF
                             SHARES OF        VALUE REALIZED         SECURITIES UNDERLYING                 UNEXERCISED
                             CLASS A/         (MARKET PRICE               UNEXERCISED                     IN-THE-MONEY
                           CLASS B STOCK       ON EXERCISE        OPTIONS/SARS AT YEAR-END (#)    OPTIONS/SARS AT YEAR-END ($)
                            ACQUIRED ON         DATE LESS         ----------------------------    -----------------------------
NAME                        EXERCISE(#)    EXERCISE PRICE) ($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
----                       -------------   -------------------    -----------    -------------    -----------     -------------
Elliot Bernstein.........        --/               --/                 --/              --/              --/          --/
                                 --                --                69,500             --            905,387         --
Daniel Bernstein.........        --/               --/               18,750/           6,250/         325,313/     108,438/
                                 --                --                26,750           30,250          367,313      558,113
Colin Dunn...............        --/               --/                1,819/             945/          27,074/      11,386/
                                 --                --                23,430           18,556          408,037      224,187
Joseph Meccariello.......        --/               --/                1,250/            --/            21,657/        --/
                                 --                --                 7,750           12,000          101,294       96,600
Dwayne Vasquez...........        --/               --/                 --/              --/              --/          --/
                                 --                --                  --             10,000             --         44,500

THE BOARD OF DIRECTORS; COMMITTEES OF THE BOARD; DIRECTORS' COMPENSATION

     The Company's Board of Directors holds a regular meeting immediately before the Annual Meeting of Shareholders and meets on other occasions throughout the year. During 2001, the Board held six meetings.

     Bel's Board has an Executive Committee, a Compensation Committee and an Audit Committee. The Executive Committee is composed of Daniel Bernstein and Robert H. Simandl; the Compensation Committee is composed of Peter Gilbert and Robert H. Simandl; and the Audit Committee is composed of Peter Gilbert, John S. Johnson and John F. Tweedy. The function of the Executive Committee is to act in the place of the Board when the Board cannot be convened. The Compensation Committee is charged with the responsibility of administering the Company's Stock Option Plan and also reviews the compensation of Bel's executive officers. The Audit Committee reviews significant audit and accounting principles, policies and practices, and meets with the Company's independent auditors. During 2001, the Executive Committee held no meetings, the Audit Committee held five meetings and the Compensation Committee held two meetings.

     In 2001, directors of the Company received an annual retainer of $6,000, $750 for each Board meeting they attended and $500 for each committee meeting they attended. Directors who are executive officers of the Company do not receive directors' fees otherwise payable to directors of the Company, but receive an annual retainer of $4,000 if they are directors of the Company's foreign subsidiaries.

     For a description of legal services provided to the Company by Robert H. Simandl during 2001, see "Compensation Committee Interlocks and Insider Participation."

AUDIT COMMITTEE MATTERS

     AUDIT COMMITTEE CHARTER. The Audit Committee has adopted a charter.

     INDEPENDENCE OF AUDIT COMMITTEE MEMBERS. The Class A and Class B Common Stock are listed on the Nasdaq National Market and the Company is governed by the listing standards applicable thereto. All members of the Audit Committee of the Board of Directors have been determined to be "independent directors" pursuant to the definition contained in Rule 4200(a)(14) of the National Association of Securities Dealers' Marketplace rules.

     AUDIT COMMITTEE REPORT. In connection with the preparation and filing of the Company's Annual Report on Form 10-K for the year ended December 31, 2001:

     (1) the Audit Committee reviewed and discussed the audited financial statements with the Company's management;

     (2) the Audit Committee discussed with the Company's independent auditors the matters required to be discussed by SAS 61;

     (3) the Audit Committee received and reviewed the written disclosures and the letter from the Company's independent auditors required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the Company's independent auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence; and

     (4) based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the 2001 Annual Report on Form 10-K.

                             By: The Audit Committee of the Board of Directors
                                 Peter Gilbert
                                 John S. Johnson
                                 John F. Tweedy

PERFORMANCE GRAPH

     The following graph compares the cumulative total return on a hypothetical $100 investment made at the close of business on December 31, 1996 in Bel's Common Stock and, since the Company's recapitalization effected July 9, 1998, in Bel's Class A Common Stock and Class B Common Stock with the Nasdaq Stock Index and the Nasdaq Electronic Components Stock Index. The graph is calculated assuming that all dividends are reinvested during the relevant periods. The graph shows how a $100 investment in either the Class A Common Stock or the Class B Common Stock would increase or decrease in value over time, based on dividends and increases or decreases in market prices. The market prices of the Class A Common Stock and the Class B Common Stock were averaged.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS

PREPARED BY THE CENTER FOR RESEARCH IN SECURITY PRICES
Produced on March 13, 2002 including data to December 31, 2001

SYMBOL            CRSP TOTAL RETURNS INDEX FOR:
------            -----------------------------

______________  |X| BEL FUSE INC.
____ ____ ____   o  Nasdaq Stock Market (US Companies)
__ __ __ __ __   *  Nasdaq Electronic Components Stocks
                    SIC 3670=3679 US & Foreign

                     [GRAPHIC REPRESENTATION OF DATA CHART]



12/1996       12/1997        12/1998       12/1999        12/2000        12/2001
-------       -------        -------       -------        -------        -------

 68.9          93.3           189.8         267.3          348.5           256.5
 66.3          81.1           114.4         212.6          127.8           101.4
 88.7          92.9           143.6         267.0          219.5           149.5

NOTES:

     A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.

     B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

     C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

     D.   The index level for all series was set to $100.0 on 7/10/98.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Decisions on compensation of Bel's executive officers generally are made by the Compensation Committee of the Board of Directors (the "Committee"). Pursuant to Securities and Exchange Commission rules designed to enhance disclosure of corporate policies regarding executive compensation, Bel has set forth below a report submitted by the Committee addressing Bel's compensation policies for 2001 as they affected Elliot Bernstein (the former Chief Executive Officer, who died in July 2001), Daniel Bernstein (who assumed the position of Chief Executive Officer in May 2001) and the other Named Officers.

     The goals of Bel's compensation policies for executive officers are to provide a competitive level of base salary and other benefits to attract, retain and motivate high caliber personnel.

     The Company's compensation program consists primarily of base salary and long-term incentive awards. In making its compensation decisions, the Committee analyzes the Company's performance, the individual's performance in terms of the fulfillment of responsibilities related to the applicable position, and the individual's contribution to the Company. Mr. Daniel Bernstein, who was a member of the Committee until May 2001, did not participate with respect to determinations regarding his own compensation.

     Executive officers receive performance and salary reviews each year. Salary increases are based on an evaluation of the extent to which a particular executive officer is determined to have assisted the Company in meeting its business objectives and in contributing to the growth and performance of the Company.

     Daniel Bernstein's salary was raised during each of the last three years to reflect an adjustment for inflation. No bonuses were granted to the Named Officers in 2001, due to the Company's performance.

     The Company's long-term incentive award program includes the grant of stock options. Stock options only produce value to executives if the price of the Company's stock appreciates, thereby directly linking the interests of executives with those of stockholders. All of the Company's outstanding stock options have been granted at exercise prices at least equal to the market price on the grant date. Dwayne Vasquez was granted a stock option covering 10,000 shares of Class B Common Stock upon his appointment as a Vice President of Bel.

     Pursuant to the Company's domestic 401(k) Plan and Far East Retirement Plan, the Company makes matching contributions of pre-tax elective deferral contributions made by executive officers. The Company's matching contributions under the 401(k) Plan are currently made in shares of Bel's Class B Common Stock and under the Far East Retirement Plan are currently made partly in shares of Bel's Class B Common Stock (approximately 10% of the Company's contribution) and partly in cash (approximately 90% of the contribution). Bel believes that these plans are an important element in executive long-term compensation and foster the retention and motivation of qualified executives.

     During 1993, the Omnibus Reconciliation Act of 1993 was enacted. This Act includes potential limitations on the deductibility of compensation in excess of $1 million paid to the Company's five highest paid officers beginning in 1994. Based on regulations issued by the Internal Revenue Service and an analysis by the Company to date, the Company believes that any compensation realized in connection with the exercise of stock options granted by the Company will continue to be deductible as performance-based compensation. The Committee and the entire Board of Directors will continue to evaluate the impact of this legislation on

Bel's compensation program and intends to submit appropriate proposals to stockholders at future meetings if necessary in order to maintain the deductibility of executive compensation.

                                                    Respectfully submitted,

                                                    ROBERT H. SIMANDL
                                                    PETER GILBERT


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Daniel Bernstein, Peter Gilbert and Robert H. Simandl served as members of the Compensation Committee of the Company's Board of Directors during 2001.

     Mr. Simandl has served as the Company's Secretary for more than the past five years. Mr. Simandl and his predecessor firms have served as general counsel to the Company for more than five years. Fees received by Mr. Simandl's firm from the Company during 2001 were not material. The Company will retain Mr. Simandl in 2002.

     Although Daniel Bernstein served as a member of the Compensation Committee of the Company's Board of Directors until May 2001, he did not participate with respect to determinations regarding his own compensation. Daniel Bernstein has served as Chief Executive Officer of the Company since May 2001, as President of the Company since 1992, in other capacities in prior years, and has been a director of the Company since 1986.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     Deloitte & Touche LLP, independent certified public accountants, has been selected by the Board of Directors to audit and report on Bel's financial statements for the year ending December 31, 2002. Deloitte & Touche LLP began auditing Bel in 1983. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he so desires. The representative is expected to be available to respond to appropriate questions from shareholders.

AUDIT FEES AND RELATED MATTERS

     AUDIT FEES. The Company was billed $239,000 for the audit of the Company's annual financial statements for the year ended December 31, 2001 and for the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q filed during 2001.

     FINANCIAL INFORMATION SYSTEMS DESIGN IMPLEMENTATION FEES. The Company was billed $-0- for the professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of the SEC's Regulation S-X (in general, information technology services) rendered by the Company's principal accountant during the year ended December 31, 2001.

     ALL OTHER FEES. The Company was billed $138,000 for non-audit services (other than the non-audit services described above) rendered by the Company's principal accountant during the year ended December 31, 2001.

     OTHER MATTERS. The Audit Committee of the Board of Directors has considered whether the provision of information technology services and other non-audit services is compatible with maintaining the independence of the Company's principal accountant.

     Of the time expended by the Company's principal accountant to audit the Company's financial statements for the year ended December 31, 2001, less than 50% of such time involved work performed by persons other than the principal accountant's full-time, permanent employees.


                                  PROPOSAL TWO

                                 ADOPTION OF THE
                                  BEL FUSE INC.
                        2002 EQUITY COMPENSATION PROGRAM

     On April 5, 2002, the Company's Board of Directors adopted, subject to shareholder approval, the Bel Fuse Inc. 2002 Equity Compensation Program (the "Stock Option Plan"). The Board recommends that the shareholders approve the Stock Option Plan. The purpose of the Stock Option Plan is to enable the Company to attract and retain qualified directors, officers, employees and consultants, and to provide these persons with an additional incentive to contribute to the success of the Company. In many respects, the Stock Option Plan is a renewal of the Company's existing stock option plan, which expires on April 29, 2002. The principal aspects of the Stock Option Plan are summarized below.

ADMINISTRATION

     The Stock Option Plan provides that it will be administered by the Board of Directors or any duly created committee appointed by the Board and charged with the administration of the Stock Option Plan. To the extent required in order to satisfy the requirements of Section 162(m) of the Internal Revenue Code of 1986 as amended (the "Code"), any committee will consist solely of "outside directors", within the meaning of Section 162(m). The Board or committee which administers the Stock Option Plan is referred to as the "Program Administrator". The Stock Option Plan will be administered by the Company's Compensation Committee, which currently is comprised of Robert H. Simandl and Peter Gilbert.

ELIGIBILITY

     All directors and key officers, employees and consultants of the Company and its subsidiaries (approximately 250 persons as of December 31, 2001) are eligible to receive options under the Stock Option Plan. Grants under the Stock Option Plan are discretionary, and the Company is unable, at the present time, to determine the identity or number of directors, officers, other employees and consultants who may be granted options under the Stock Option Plan in the future.

TYPES OF OPTIONS

     The Program Administrator may designate any option granted as either an incentive stock option or a supplemental stock option, or the Program Administrator may designate a portion of the option as an incentive stock option and the remaining portion as a supplemental stock option. Any portion of an option that is not designated as an incentive stock option will be a supplemental stock option. To the extent that an option intended to be granted as an incentive stock option fails to satisfy one or more requirements applicable to incentive stock options, it will be deemed to be a supplemental stock option.

OTHER AWARDS

     In addition to stock options, the Stock Option Plan authorizes the grant of stock appreciation rights, performance shares and stock bonuses.

EXERCISE PERIOD

     Subject to modification by the Program Administrator, options granted to employees are generally exercisable in 25% annual installments beginning on the first anniversary of the date of grant and continuing for each of the next three anniversaries thereafter. The Program Administrator may accelerate the vesting of any option granted under the Stock Option Plan.

     Unless previously terminated by the Board of Directors, the Stock Option Plan will terminate on April 4, 2012. Such termination will have no impact upon options granted prior to the termination date. The maximum term of all options granted under the Stock Option Plan is 10 years, provided, however, that any incentive stock option granted to a person who is the beneficial owner of more than 10% of the combined voting power of the Company's capital stock shall cease to be exercisable five years after the date such option is granted. The Company has typically granted options in the past with five year terms.

EXERCISE PRICE

     Options granted under the Stock Option Plan will have an exercise or payment price as established by the Program Administrator, provided that the exercise price of incentive stock options may not be less than the fair market value of the underlying shares on the date of grant. If incentive stock options are granted to a person who is the beneficial owner of more than 10% of the combined voting power of the Company's capital stock, such options shall be granted at a price of not less than 110% of the fair market value of the shares covered by the option. If on the date of grant the Class B Common Stock is listed on a stock exchange or is quoted on the automated quotation system of Nasdaq, the fair market value shall be the closing sale price (or if such price is unavailable, the average of the high bid price and the low asked price) on such date. If no such prices are available, the fair market value shall be determined in good faith by the Program Administrator in accordance with generally accepted valuation principles and such other factors as the Program Administrator deems relevant. On April 18, 2002, the closing sale price of a share of the Company's Class B Common Stock on the Nasdaq National Market was $26.71.

PAYMENT

     Upon exercise of an option granted under the Stock Option Plan, the participant will be required to provide the payment price in full by certified or bank cashier's check or, if permitted by the Program Administrator, in shares of Class A or Class B Common Stock valued at fair market value on the date of exercise, or by a combination of a check and shares. The Program Administrator may, in its sole discretion, permit an optionee to make "cashless exercise" arrangements. In connection with any exercise of options, the Company will have the right to collect or withhold from any payments under the Stock Option Plan all taxes required to be withheld under applicable law.

TRANSFERABILITY

     Options granted under the Stock Option Plan generally will be nontransferable, except by will or by the laws of descent and distribution. During the lifetime of a participant, an option generally may be exercised only by the participant and after the participant's death only by the participant's executor, administrator or personal representative. Notwithstanding the foregoing, the Program Administrator may permit the recipient of a supplemental option to transfer such option to a family member or a trust or partnership created for the benefit of a family member.

TERMINATION OF EMPLOYMENT

     If a participant ceases to be employed by the Company or any subsidiary for cause or voluntarily terminates his or her employment, then all options shall terminate immediately. If employment is terminated by the Company or a subsidiary without cause, the options may be exercised, to the extent exercisable on the date of termination, until 30 days after the date of termination.

     If a participant dies or becomes disabled while employed by the Company or any subsidiary, then all options may be exercised, to the extent exercisable on the date of death or termination due to disability, at any time within six months (or, at the discretion of the Board of Directors, 12 months) after the date of death or such termination.

AMENDMENT AND TERMINATION

     The Stock Option Plan may be amended or terminated at any time by the Board of Directors, except that no amendment may be made without shareholder approval if such approval is required by Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or other applicable law, and no amendment or revision may alter or impair an outstanding option without the consent of the holder thereof. The Stock Option Plan will terminate on April 4, 2012, unless earlier terminated by the Board of Directors. No options may be granted after termination, although such termination will not affect the status of any option outstanding on the date of termination.

SHARES SUBJECT TO THE PLAN

     A total of 1,000,000 shares of Class B Common Stock (subject to adjustment as described below) may be issued under the Stock Option Plan. Any shares delivered pursuant to the Stock Option Plan may be authorized and unissued shares or treasury shares.

ADJUSTMENTS

     The number of shares available for option grants and the shares covered by options shall be adjusted equitably for stock splits, stock dividends, recapitalizations, mergers and other changes in the Company's capital stock. Comparable changes shall be made to the exercise price of outstanding options. If any option should terminate for any reason without having been exercised in full, the unpurchased shares will again become available for option grants.

CHANGE IN CONTROL

     The Stock Option Plan provides that all outstanding stock options will become immediately exercisable upon the occurrence of a "change in control event". The Stock Option Plan provides in general that a "change in control event" shall be deemed to have occurred if any of the following events occur:
(a) the consummation of any merger of the Company in which the Company is not the surviving corporation; (b) the consummation of any sale, lease, exchange or other transfer of all or substantially all of the assets of the Company; (c) approval by the shareholders of the Company of a plan of liquidation or dissolution of the Company; (d) any action pursuant to which any person (as defined in Section 13(d) of the Securities Exchange Act of 1934) shall become the beneficial owner of more than 50% of the Company's outstanding voting securities or (e) the individuals who were members of the Company's Board of Directors on April 5, 2002 (the date on which the Stock Option Plan was adopted by the Board) and who are thereafter elected to the Board and whose election was approved by at least two-thirds of the members of the Board on April 5, 2002 cease to constitute a majority of the members of the Company's Board.

ADDITIONAL LIMITATION

     No participant may receive incentive stock options that first become exercisable in any calendar year in an amount exceeding $100,000. In addition, no one person may receive options for more than 100,000 shares of Class B Common Stock in any calendar year.

FEDERAL INCOME TAX CONSEQUENCES

     BECAUSE OF THE COMPLEXITY OF THE FEDERAL INCOME TAX LAWS AND THE APPLICATION OF VARIOUS STATE INCOME TAX LAWS, THE FOLLOWING DISCUSSION OF TAX CONSEQUENCES IS GENERAL IN NATURE AND RELATES SOLELY TO FEDERAL INCOME TAX MATTERS. PARTICIPANTS ARE ADVISED TO CONSULT THEIR PERSONAL TAX ADVISORS BEFORE EXERCISING AN OPTION OR DISPOSING OF ANY STOCK RECEIVED PURSUANT TO THE EXERCISE OF ANY SUCH OPTION. IN ADDITION, THE FOLLOWING SUMMARY IS BASED UPON AN ANALYSIS OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AS CURRENTLY IN EFFECT, EXISTING LAWS, JUDICIAL DECISIONS, ADMINISTRATIVE RULINGS, REGULATIONS AND PROPOSED REGULATIONS, ALL OF WHICH ARE SUBJECT TO CHANGE.

     The Internal Revenue Code of 1986, as amended (the "Code"), treats incentive stock options and supplemental stock options, also known as non-qualified options, differently. A participant's individual consequences will depend upon the nature of the option received. However, as to both types of options, no income will be recognized to the optionee at the time of the grant of an option, nor will the Company be entitled to a tax deduction at that time.

     Upon the exercise of a supplemental stock option, the optionee will recognize ordinary income tax on the excess of the fair market value of the stock on the exercise date over the exercise price, if any. The Company generally will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee. If shares acquired upon such exercise are held for more than one year before disposition, any gain on disposition of such shares will be treated as long-term capital gain.

     An optionee will not recognize any federal income tax in respect of incentive stock options at the time of exercise. However, the excess of the fair market value of the stock on the date of exercise over the exercise price will be taken into account in determining whether the "alternative minimum tax" will apply for the year of exercise. If the shares acquired upon the exercise are not disposed of within two years from the date the options were granted nor within one year after the shares are transferred, any gain or loss upon the sale of such shares will be treated as long-term capital gain or loss (measured by the difference between the sales price of the stock and the exercise price). If the two-year and one-year holding period requirements are not met (a "disqualifying disposition"), an optionee will recognize ordinary income in the year of disposition in an amount equal to the lesser of (i) the fair market value of the stock on the date of exercise minus the exercise price or (ii) the amount realized on disposition minus the exercise price. The remainder of the gain will be treated as long-term or short-term capital gain, depending upon whether the stock has been held for more than one year. If an optionee makes a disqualifying disposition, the Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee.

     In general, if an optionee in exercising an option tenders shares of Class A or Class B Common Stock in partial or full payment of the option price, no gain or loss will be recognized on the tender. However, if the tendered shares were previously acquired upon the exercise of an incentive stock option and the tender is within two years from the date the option was granted or one year after the date of exercise of the other option, the tender will be a disqualifying disposition of the tendered shares.

     As noted above, the exercise of an incentive stock option could subject the optionee to the alternative minimum tax. The application of the alternative minimum tax to any particular optionee depends upon the particular facts and circumstances which exist with respect to the optionee in the year of exercise. However, as a general rule, the amount by which the fair market value of the Class B Common Stock on the date of exercise of an option exceeds the exercise price of the option will constitute an item of "adjustment" for purposes of determining the alternative minimum tax that may be imposed. As such, this item will enter into the tax base on which the alternative minimum tax is computed, and may therefore cause the alternative minimum tax to become applicable in a given year.

     The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve the proposal to adopt the Stock Option Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO ADOPT THE BEL FUSE INC. 2002 EQUITY COMPENSATION PROGRAM.

OTHER MATTERS

     At the time this Proxy Statement was mailed to shareholders, management was not aware that any matter other than the election of directors and adoption of the 2002 Equity Compensation Program would be presented for action at the Annual Meeting. If other matters properly come before the Meeting, it is intended that the shares represented by proxies will be voted with respect to those matters in accordance with the best judgment of the persons voting them.

                                        By Order of the Board of Directors

                                        ROBERT H. SIMANDL, Secretary

Dated: April 23, 2002

     A COPY OF THE COMPANY'S ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 2001, INCLUDING FINANCIAL STATEMENTS, ACCOMPANIES THIS PROXY STATEMENT. THE ANNUAL REPORT IS NOT TO BE REGARDED AS PROXY SOLICITING MATERIAL OR AS A COMMUNICATION BY MEANS OF WHICH ANY SOLICITATION IS TO BE MADE.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE (EXCLUDING EXHIBITS) WITHOUT COST TO SHAREHOLDERS UPON WRITTEN REQUEST MADE TO JERRY KIMMEL, BEL FUSE INC., 206 VAN VORST STREET, JERSEY CITY, NEW JERSEY 07302.

                                  BEL FUSE INC.

                        2002 EQUITY COMPENSATION PROGRAM

     1. Purposes. This Equity Compensation Program (the "Program") is intended to secure for Bel Fuse Inc. (the "Corporation"), its direct and indirect present and future subsidiaries, including without limitation any entity which the Corporation reasonably expects to become a subsidiary (the "Subsidiaries"), and its shareholders, the benefits arising from ownership of the Corporation's Class B Common Stock (the "Class B Common Stock") by those selected directors, officers, key employees and consultants of the Corporation and the Subsidiaries who are most responsible for future growth. The Program is designed to help attract and retain superior individuals for positions of substantial responsibility with the Corporation and the Subsidiaries and to provide these persons with an additional incentive to contribute to the success of the Corporation and the Subsidiaries.

     2. Elements of the Program. In order to maintain flexibility in the award of benefits, the Program is comprised of five parts -- the Incentive Stock Option Plan ("Incentive Plan"), the Supplemental Stock Option Plan ("Supplemental Plan"), the Stock Appreciation Rights Plan ("SAR Plan"), the Performance Share Plan ("Performance Share Plan") and the Stock Bonus Plan (the "Stock Bonus Plan"). Copies of the Incentive Plan, Supplemental Plan, SAR Plan, Performance Share Plan and Stock Bonus Plan are attached hereto as Parts I, II, III, IV and V, respectively. Each such plan is referred to herein as a "Plan" and all such plans are collectively referred to herein as the "Plans." The grant of an option or other award under one of the Plans shall not be construed to prohibit the grant of an option or other award under any of the other Plans.

     3. Applicability of General Provisions. Unless any Plan specifically indicates to the contrary, all Plans shall be subject to the general provisions of the Program set forth below under the heading "General Provisions of the Equity Compensation Program" (the "General Provisions").

              GENERAL PROVISIONS OF THE EQUITY COMPENSATION PROGRAM

     Article 1. Administration. The Program shall be administered by the Board of Directors of the Corporation (the "Board" or the "Board of Directors") or any duly created committee appointed by the Board and charged with the administration of the Program. To the extent required in order to satisfy the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), such committee shall consist solely of "Outside Directors" (as defined herein). The Board, or any duly appointed committee, when acting to administer the Program, is referred to as the "Program Administrator". Any action of the Program Administrator shall be taken by majority vote at a meeting or by unanimous written consent of all members without a meeting. No Program Administrator or member of the Board of the Corporation shall be liable for any action or determination made in good faith with respect to the Program or with respect to any option or other award granted pursuant to the Program. For purposes of the Program, the term "Outside Director" shall mean a director who
(a) is not a current employee of the Corporation or the Subsidiaries; (b) is not a former employee of the Corporation or the Subsidiaries who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the then current taxable year; (c) has not been an officer of the Corporation or the Subsidiaries; and (d) does not receive remuneration (which shall be deemed to include any payment in exchange for goods or services) from the Corporation or the Subsidiaries, either directly or indirectly, in any capacity other than as a director, except as otherwise permitted under Code Section 162(m) and the regulations thereunder.

     Article 2. Authority of Program Administrator. Subject to the other provisions of this Program, and with a view to effecting its purpose, the Program Administrator shall have the authority: (a) to construe and interpret the Program; (b) to define the terms used herein; (c) to prescribe, amend and rescind rules and regulations relating to the Program; (d) to determine the persons to whom options, stock appreciation rights, performance shares and stock bonuses shall be granted under the Program; (e) to determine the time or times at which options, stock appreciation rights, performance shares and stock bonuses shall be granted under the Program; (f) to determine the number of shares subject to any option or stock appreciation right under the Program and the number of shares to be awarded as performance shares or stock bonuses under the Program as well as the option price, and the duration of each option, stock appreciation right, performance share and stock bonus, and any other terms and conditions of options, stock appreciation rights, performance shares and stock bonuses; and (g) to make any other determinations necessary or advisable for the administration of the Program and to do everything necessary or appropriate to administer the Program. All decisions, determinations and interpretations made by the Program Administrator shall be binding and conclusive on all participants in the Program and on their legal representatives, heirs and beneficiaries.

     Article 3. Maximum Number of Shares Subject to the Program. The maximum aggregate number of shares issuable pursuant to the Program shall be 1,000,000 shares of Class B Common Stock. No one person participating in the Program may receive options or other awards for more than 100,000 shares of Class B Common Stock in any calendar year. All such shares may be issued under any Plan which is part of the Program. If any of the options (including incentive stock options) or stock appreciation rights granted under the Program expire or terminate for any reason before they have been exercised in full, the unissued shares subject to those expired or terminated options and/or stock appreciation rights shall again be available for purposes of the Program. If the performance objectives associated with the grant of any performance shares are not achieved within the specified performance objective period or if the performance share grant terminates for any reason before the performance objective date arrives, the shares of Class B Common Stock associated with such performance shares shall again be available for the purposes of the Program. If any stock provided to a recipient as a stock bonus is forfeited, the shares of Class B Common Stock so forfeited shall again be available for purposes of the Program. Any shares of Class B Common Stock delivered pursuant to the Program may consist, in whole or in part, of authorized and unissued shares or treasury shares.

     Article 4. Eligibility and Participation. All directors (including non-employee directors), officers, employees and consultants of the Corporation and the Subsidiaries shall be eligible to participate in the Program. The term "employee" shall include any person who has agreed to become an employee and the term "consultant" shall include any person who has agreed to become a consultant.

     Article 5. Effective Date and Term of Program. The Program shall become effective immediately upon approval of the Program by the Board of Directors of the Corporation, subject to approval of the Program by the shareholders of the Corporation within twelve months after the date of approval of the Program by the Board of Directors. The Program shall continue in effect for a term of ten years from the date that the Program is adopted by the Board of Directors (until April 4, 2012), unless sooner terminated by the Board of Directors of the Corporation.

     Article 6. Adjustments. In the event that the outstanding shares of Class B Common Stock of the Corporation are hereafter increased, decreased, changed into or exchanged for a different number or kind of shares or securities through merger, consolidation, combination, exchange of shares, other reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split (an "Adjustment Event"), an appropriate and proportionate adjustment shall be made by the Program Administrator in the maximum number and kind of shares as to which options, stock appreciation rights, performance shares and stock bonuses may be granted under the Program. A corresponding adjustment changing the number or kind of shares allocated to unexercised options, stock appreciation rights, performance shares and stock bonuses, or portions thereof, which shall have been granted prior to any such Adjustment Event shall likewise be made. Any such adjustment in outstanding options or stock appreciation rights shall be made without change in the aggregate purchase price applicable to the unexercised portion of the option or stock appreciation right but with a corresponding adjustment in the price for each share or other unit of any security covered by the option or stock appreciation right. In making any adjustment pursuant to this Article 6, any fractional shares shall be disregarded.

     Article 7. Termination and Amendment of Program and Awards. No options, stock appreciation rights, performance shares or stock bonuses shall be granted under the Program after the termination of the Program. The Program Administrator may at any time amend or revise the terms of the Program or of any outstanding option, stock appreciation right, performance share or stock bonus issued under the Program, provided, however, that (a) any shareholder approval required by applicable law or regulation (including without limitation Rule

16b-3 under the Securities Exchange Act of 1934, as amended, and Section 422 of the Code) shall be obtained and (b) no amendment, suspension or termination of the Program or of any outstanding option, stock appreciation right, performance share or stock bonus shall, without the consent of the person who has received such option or other award, impair any of that person's rights or obligations under such option or other award.

     Article 8. Privileges of Stock Ownership. Notwithstanding the exercise of any option granted pursuant to the terms of the Program or the achievement of any performance objective specified in any performance share granted pursuant to the terms of the Program, no person shall have any of the rights or privileges of a stockholder of the Corporation in respect of any shares of stock issuable upon the exercise of his or her option or achievement of his or her performance objective until certificates representing the shares of Class B Common Stock covered thereby have been issued and delivered. No adjustment shall be made for dividends or any other distributions for which the record date is prior to the date on which any stock certificate is issued pursuant to the Program.

     Article 9. Reservation of Shares of Class B Common Stock. During the term of the Program, the Corporation will at all times reserve and keep available such number of shares of its Class B Common Stock as shall be sufficient to satisfy the requirements of the Program.

     Article 10. Tax Withholding. The exercise of any option, stock appreciation right or performance share and the grant of any stock bonus under the Program are subject to the condition that, if at any time the Corporation shall determine, in its discretion, that the satisfaction of withholding tax or other withholding liabilities under any state or federal law is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto, then, in such event, the exercise of the option, stock appreciation right or performance share or the grant of such stock bonus or the elimination of the risk of forfeiture relating thereto shall not be effective unless such withholding tax or other withholding liabilities shall have been satisfied in a manner acceptable to the Corporation.

     Article 11. Employment; Service as a Director or Consultant. Nothing in the Program gives to any person any right to continued employment by the Corporation or the Subsidiaries or to continued service as a director or consultant of the Corporation or the Subsidiaries or limits in any way the right of the Corporation or the Subsidiaries at any time to terminate or alter the terms of that employment or service.

     Article 12. Investment Letter; Lock-Up Agreement; Restrictions on Obligation of the Corporation to Issue Securities; Restrictive Legend. Any person acquiring or receiving Class B Common Stock or other securities of the Corporation pursuant to the Program, as a condition precedent to receiving the shares of Class B Common Stock or other securities, may be required by the Program Administrator to submit a letter to the Corporation (a) stating that the shares of Class B Common Stock or other securities are being acquired for investment and not with a view to the distribution thereof and (b) providing other assurances determined by the Corporation to be necessary or appropriate in order to assure that the issuance of such shares is exempt from any applicable securities registration requirements. The Corporation shall not be obligated to sell or issue any shares of Class B Common Stock or other securities pursuant to the

Program unless, on the date of sale and issuance thereof, the shares of Class B Common Stock or other securities are either registered under the Securities Act of 1933, as amended, and all applicable state securities laws, or exempt from registration thereunder. All shares of Class B Common Stock and other securities issued pursuant to the Program shall bear a restrictive legend summarizing any restrictions on transferability applicable thereto, including those imposed by federal and state securities laws.

     Article 13. Covenant Against Competition. The Program Administrator shall have the right to condition the award to an employee of the Corporation or the Subsidiaries of any option, stock appreciation right, performance share or stock bonus under the Program upon the recipient's execution and delivery to the Corporation of an agreement not to compete with the Corporation during the recipient's employment and for such period thereafter as shall be determined by the Program Administrator. Such covenant against competition shall be in a form satisfactory to the Program Administrator.

     Article 14. Rights Upon Termination of Employment, Service as a Consultant or Service as a Director. Notwithstanding any other provision of the Program, any benefit granted to an individual who has agreed to become an employee of, or consultant to, the Corporation or any Subsidiary or to become an employee of or consultant to any entity which the Corporation reasonably expects to become a Subsidiary, shall immediately terminate if the Program Administrator determines, in its sole discretion, that such person or entity, as the case may be, will not become such employee, consultant or Subsidiary. If a recipient ceases to be employed by or to provide services as a consultant or director to the Corporation or any Subsidiary, or a corporation or a parent or subsidiary of such corporation issuing or assuming a stock option in a transaction to which
Section 424(a) of the Code applies:

          (a) because of termination by the Company or a Subsidiary without cause, all options and stock appreciation rights may be exercised, to the extent exercisable on the date of termination, until 30 days after the date on which the employment or service terminated, but in any event not later than the date on which the option or stock appreciation right would otherwise terminate pursuant to the Program, and all Naked Rights (as defined in the Stock Appreciation Rights Plan) not payable on the date of termination, all performance share awards still subject to the achievement of performance objectives and all stock bonuses which are subject to forfeiture, shall terminate immediately;

          (b) because of termination by the Company or a Subsidiary for cause or because of voluntary termination at the election of the recipient, all options and other awards shall lapse immediately on the date of such termination; and

          (c) because of death or disability, all options and stock appreciation rights may be exercised, to the extent exercisable on the date of termination, until six months (or, at the discretion of the Board of Directors, 12 months) after the date on which the employment or service terminated, but in any event not later than the date on which the option or stock appreciation right would otherwise terminate pursuant to the Program, and all other awards (including all Naked Rights, performance shares still subject to the achievement of performance objectives and stock bonuses subject to forfeiture) shall terminate immediately.

No exercise permitted by this Article 14 shall entitle an optionee or his or her personal representative, executor or administrator to exercise any portion of any option or stock appreciation right beyond the extent to which such option or stock appreciation right is exercisable pursuant to the Program on the date the recipient's employment or service terminates.

     Article 15. Non-Transferability. Options and other awards granted under the Program may not be sold, pledged, assigned or transferred in any manner by the recipient otherwise than by will or by the laws of descent and distribution and shall be exercisable (a) during the recipient's lifetime only by the recipient and (b) after the recipient's death only by the recipient's executor, administrator or personal representative, provided, however, that the Program Administrator may permit the recipient of a supplemental option granted pursuant to Part II of the Program to transfer such options to a family member or a trust or partnership created for the benefit of family members. In the case of such a transfer, the transferee's rights and obligations with respect to the applicable options shall be determined by reference to the recipient and the recipient's rights and obligations with respect to the applicable options had no transfer been made. The recipient shall remain obligated pursuant to Articles 10 and 12 hereunder if required by applicable law.

     Article 16. Change in Control. All options granted pursuant to the Program shall become fully exercisable upon the occurrence of a Change in Control Event. As used in the Program, a "Change in Control Event" shall be deemed to have occurred if any of the following events occur:

          (a) the consummation of any consolidation or merger of the Corporation in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of the Corporation's Class A or Class B Common Stock would be converted into cash, securities or other property, other than a merger of the Corporation in which the holders of the shares of the Corporation's Class A and Class B Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger; or

          (b) the consummation of any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Corporation, other than to a subsidiary or affiliate; or

          (c) an approval by the shareholders of the Corporation of any plan or proposal for the liquidation or dissolution of the Corporation; or

          (d) any action pursuant to which any person (as such term is defined in Section 13(d) of the Exchange Act), corporation or other entity (other than any person who owns more than ten percent (10%) of the outstanding Class A or Class B Common Stock on the date of adoption of this Program by the Board of Directors, the Corporation or any benefit plan sponsored by the Corporation or any of its subsidiaries) shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of shares of capital stock entitled to vote generally for the election of directors of the Corporation ("Voting Securities") representing more than fifty (50%) percent or more of the combined voting power of the Corporation's then outstanding Voting Securities (calculated as provided in Rule 13d-3(d) in the case of rights to acquire any such securities), unless, prior to such person so becoming such beneficial owner, the Board shall determine that such person so becoming such beneficial owner shall not constitute a Change in Control; or

          (e) the individuals (A) who, as of the date on which the Program is first adopted by the Board of Directors, constitute the Board (the "Original Directors") and (B) who thereafter are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of at least two thirds of the Original Directors then still in office (such Directors being called "Additional Original Directors") and (C) who thereafter are elected to the Board and whose election or nomination for election to the Board was approved by a vote of at least two thirds of the Original Directors and Additional Original Directors then still in office, cease for any reason to constitute a majority of the members of the Board.

     Article 17. Merger or Asset Sale. For purposes of the Program, a merger or consolidation which would constitute a Change in Control Event pursuant to
Article 16 and a sale of assets which would constitute a Change in Control Event pursuant to Article 16 are hereinafter referred to as "Article 17 Events". In the event of an Article 17 Event, each outstanding option shall be assumed or an equivalent benefit shall be substituted by the entity determined by the Board of Directors of the Corporation to be the successor corporation. However, in the event that any such successor corporation does not agree in writing, at least 15 days prior to the anticipated date of consummation of such Article 17 Event, to assume or so substitute each such option, then each option not so assumed or substituted shall be deemed to be fully vested and exercisable. If an option becomes fully vested and exercisable pursuant to the terms of this Article 17, the Program Administrator shall notify the holder thereof in writing or electronically that (a) such holder's option shall be fully exercisable until immediately prior to the consummation of such Article 17 Event and (b) such holder's option shall terminate upon the consummation of such Article 17 Event. For purposes of this Article 17, an option shall be considered assumed if, following consummation of the applicable Article 17 Event, the option confers the right to purchase or receive, for each share of Class B Common Stock subject to the option immediately prior to the consummation of such Article 17 Event, the consideration (whether stock, cash or other securities or property) received in such Article 17 Event by holders of Class B Common Stock for each share of Class B Common Stock held on the effective date of such Article 17 Event (and, if holders of Class B Common Stock are offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Class B Common Stock); provided, however, that if such consideration received in such Article 17 Event is not solely common stock of such successor, the Program Administrator may, with the consent of such successor corporation, provide for the consideration to be received in connection with such option to be solely common stock of such successor equal in fair market value to the per share consideration received by holders of Class B Common Stock in the Article 17 Event.

     Article 18. Method of Exercise. Any optionee may exercise his or her option from time to time by giving written notice thereof to the Corporation at its principal office together with payment in full for the shares of Class B Common Stock to be purchased. The date of such exercise shall be the date on which the Corporation receives such notice. Such notice shall state the number of shares to be purchased. The purchase price of any shares purchased upon the exercise of any option granted pursuant to the Program shall be paid in full at the time of exercise of the option by certified or bank cashier's check payable to the order of the Corporation or, if permitted by the Program Administrator, by shares of Class A or Class B Common Stock, provided that such shares have been owned by the optionee for more than six months on the date of surrender to the Corporation, or by a combination of a check and shares of Class A or Class B Common Stock. The Program Administrator may, in its sole discretion, permit an optionee to make "cashless exercise" arrangements, to the extent permitted by applicable law, and may require optionees to utilize the services of a single broker selected by the Program Administrator in connection with any cashless exercise. No option may be exercised for a fraction of a share of Class B Common Stock. If any portion of the purchase price is paid in shares of Class A or Class B Common Stock, those shares shall be valued at their then Fair Market Value as determined by the Program Administrator in accordance with Section 4 of the Incentive Plan.

     Article 19. Ten-Year Limitations. Notwithstanding any other provision of the Program, (a) no option or other award may be granted pursuant to the Program more than ten years after the date on which the Program was adopted by the Board of Directors and (b) any option or award granted under the Program shall, by its terms, not be exercisable more than ten years after the date of grant.

     Article 20. Sunday or Holiday. In the event that the time for the performance of any action or the giving of any notice is called for under the Program within a period of time which ends or falls on a Sunday or legal holiday, such period shall be deemed to end or fall on the next day following such Sunday or legal holiday which is not a Sunday or legal holiday.

     Article 21. Governing Law. The Program shall be governed by and construed in accordance with the laws of the State of New Jersey.

                                     PART I

                           INCENTIVE STOCK OPTION PLAN

     The following provisions shall apply with respect to options granted by the Program Administrator pursuant to Part I of the Program:

     Section 1. General. This Incentive Stock Option Plan ("Incentive Plan") is
Part I of the Corporation's Program. The Corporation intends that options granted pursuant to the provisions of the Incentive Plan will qualify and will be identified as "incentive stock options" within the meaning of Section 422 of the Code. Unless any provision herein indicates to the contrary, this Incentive Plan shall be subject to the General Provisions of the Program.

     Section 2. Terms and Conditions. The Program Administrator may grant incentive stock options to purchase Class B Common Stock to any employee of the Corporation or its Subsidiaries. The terms and conditions of options granted under the Incentive Plan may differ from one another as the Program Administrator shall, in its discretion, determine, as long as all options granted under the Incentive Plan satisfy the requirements of the Incentive Plan.

     Section 3. Duration of Options. Each option and all rights thereunder granted pursuant to the terms of the Incentive Plan shall expire on the date determined by the Program Administrator, but in no event shall any option granted under the Incentive Plan expire later than ten years from the date on which the option is granted. Notwithstanding the foregoing, any option granted under the Incentive Plan to any person who owns more than 10% of the combined voting power of all classes of stock of the Corporation or any Subsidiary shall expire no later than five years from the date on which the option is granted.

     Section 4. Purchase Price. The option price with respect to any option granted pursuant to the Incentive Plan shall not be less than the Fair Market Value of the shares on the date of the grant of the option; except that the option price with respect to any option granted pursuant to the Incentive Plan to any person who owns more than 10% of the combined voting power of all classes of stock of the Corporation shall not be less than 110% of the Fair Market Value of the shares on the date the option is granted. For purposes of the Program, the phrase "Fair Market Value" shall mean the fair market value of the Class A Common Stock or the Class B Common Stock, as applicable, on the date of grant or other relevant date. If on such date the Class A Common Stock or Class B Common Stock, as applicable, is listed on a stock exchange or is quoted on the automated quotation system of Nasdaq, the Fair Market Value shall be the closing sale price (or if such price is unavailable, the average of the high bid price and the low asked price) of a share of Class A Common Stock or Class B Common Stock, as applicable, on such date. If no such closing sale price or bid and asked prices are available, the Fair Market Value shall be determined in good faith by the Program Administrator in accordance with generally accepted valuation principles and such other factors as the Program Administrator reasonably deems relevant.

     Section 5. Maximum Amount of Options in Any Calendar Year. The aggregate Fair Market Value (determined as of the time the option is granted) of the Class B Common

Stock with respect to which incentive stock options are exercisable for the first time by any employee during any calendar year (under the terms of the Incentive Plan and all incentive stock option plans of the Corporation and the Subsidiaries) shall not exceed $100,000.

     Section 6. Exercise of Options. Unless otherwise provided by the Program Administrator at the time of grant or unless the installment provisions set forth herein are subsequently accelerated pursuant to the General Provisions of the Program or otherwise by the Program Administrator with respect to any one or more previously granted options, incentive stock options may only be exercised to the following extent during the following periods of time:

                                                         MAXIMUM PERCENTAGE OF
                                                             SHARES COVERED BY
                                                          OPTION WHICH MAY BE
                 DURING                                         PURCHASED
                 ------                                  ---------------------

     First 12 months after grant ........................           0
     First 24 months after grant ........................          25%
     First 36 months after grant ........................          50%
     First 48 months after grant ........................          75%
     Beyond 48 months after grant .......................         100%

     Section 7. Failure to Satisfy Applicable Requirements. To the extent that an option intended to be granted pursuant to the provisions of this Incentive Plan fails to satisfy one or more requirements of this Incentive Plan, it shall be deemed to be a supplemental stock option granted pursuant to the Supplemental Plan set forth as Part II of the Program.

                                     PART II

                         SUPPLEMENTAL STOCK OPTION PLAN

     The following provisions shall apply with respect to options granted by the Program Administrator pursuant to Part II of the Program:

     Section 1. General. This Supplemental Stock Option Plan ("Supplemental Plan") is Part II of the Corporation's Program. Any option granted pursuant to this Supplemental Plan shall not be an incentive stock option as defined in
Section 422 of the Code. Unless any provision herein indicates to the contrary, this Supplemental Plan shall be subject to the General Provisions of the Program.

     Section 2. Terms and Conditions. The Program Administrator may grant supplemental stock options to any person eligible under Article 4 of the General Provisions. The terms and conditions of options granted under this Supplemental Plan may differ from one another as the Program Administrator shall, in its discretion, determine as long as all options granted under this Supplemental Plan satisfy the requirements of this Supplemental Plan.

     Section 3. Duration of Options. Each option and all rights thereunder granted pursuant to the terms of this Supplemental Plan shall expire on the date determined by the Program Administrator, but in no event shall any option granted under this Supplemental Plan expire later than ten years from the date on which the option is granted.

     Section 4. Purchase Price. The option price with respect to any option granted pursuant to this Supplemental Plan shall be determined by the Program Administrator at the time of grant.

     Section 5. Exercise of Options. Unless otherwise provided by the Program Administrator at the time of grant or unless the installment provisions set forth herein are subsequently accelerated pursuant to the General Provisions of the Program or otherwise by the Program Administrator with respect to any one or more previously granted options, supplemental stock options may only be exercised to the following extent during the following periods of time:

                                                           MAXIMUM PERCENTAGE OF
                                                             SHARES COVERED BY
                                                            OPTION WHICH MAY BE
              DURING                                             PURCHASED
              ------                                       ---------------------

     First 12 months after grant .........................            0
     First 24 months after grant .........................           25%
     First 36 months after grant .........................           50%
     First 48 months after grant .........................           75%
     Beyond 48 months after grant ........................          100%

                                    PART III

                         STOCK APPRECIATION RIGHTS PLAN

     Section 1. General. This Stock Appreciation Rights Plan ("SAR Plan") is
Part III of the Corporation's Program.

     Section 2. Terms and Conditions. The Program Administrator may grant stock appreciation rights to any person eligible under Article 4 of the General Provisions. Stock appreciation rights may be granted either in tandem with supplemental stock options or incentive stock options as described in Section 4 of this SAR Plan or as naked stock appreciation rights as described in Section 5 of this SAR Plan.

     Section 3. Mode of Payment. At the discretion of the Program Administrator, payments to recipients upon exercise of stock appreciation rights may be made in
(a) cash by bank check, (b) shares of Class B Common Stock having a fair market value (determined in the manner provided in Section 4 of the Incentive Plan) equal to the amount of the payment, (c) a note in the amount of the payment containing such terms as are approved by the Program Administrator or (d) any combination of the foregoing in an aggregate amount equal to the amount of the payment.

     Section 4. Stock Appreciation Right in Tandem with Supplemental or Incentive Stock Option. A SAR granted in tandem with a supplemental stock option or an incentive stock option (in either case, an "Option") shall be on the following terms and conditions:

          (a) Each SAR shall relate to a specific Option or portion of an Option granted under the Supplemental Stock Option Plan or Incentive Stock Option Plan, as the case may be, and may be granted by the Program Administrator at the same time that the Option is granted or at any time thereafter prior to the last day on which the Option may be exercised.

          (b) A SAR shall entitle a recipient, upon surrender of the unexpired related Option, or a portion thereof, to receive from the Corporation an amount equal to the excess of (i) the Fair Market Value (determined in accordance with Section 4 of the Incentive Plan) of the shares of Class B Common Stock which the recipient would have been entitled to purchase on that date pursuant to the portion of the Option surrendered over (ii) the amount which the recipient would have been required to pay to purchase such shares upon exercise of such Option.

          (c) A SAR shall be exercisable only for the same number of shares of Class B Common Stock, and only at the same times, as the Option to which it relates. SARs shall be subject to such other terms and conditions as the Program Administrator may specify.

          (d) A SAR shall lapse at such time as the related Option is exercised or lapses pursuant to the terms of the Program. On exercise of the SAR, the related Option shall lapse as to the number of shares exercised.

     Section 5. Naked Stock Appreciation Right. SARs granted by the Program Administrator as naked stock appreciation rights ("Naked Rights") shall be subject to the following terms and conditions:

          (a) The Program Administrator may award Naked Rights to recipients for periods not exceeding ten years. Each Naked Right shall represent the right to receive the excess of the Fair Market Value of one share of Class B Common Stock (determined in accordance with Section 4 of the Incentive
     Plan) on the date of exercise of the Naked Right over the Fair Market Value of one share of Class B Common Stock (determined in accordance with Section 4 of the Incentive Plan) on the date the Naked Right was awarded to the recipient.

          (b) Unless otherwise provided by the Program Administrator at the time of award or unless the installment provisions set forth herein are subsequently accelerated pursuant to the General Provisions of the Program or otherwise by the Program Administrator with respect to any one or more previously granted Naked Rights, Naked Rights may only be exercised to the following extent during the following periods of employment or service as a consultant or director:

                                                             MAXIMUM PERCENTAGE
                                                           OF NAKED RIGHTS WHICH
                DURING                                        MAY BE EXERCISED
                ------                                     ---------------------

     First 12 months after award .........................           0%
     First 24 months after award .........................          25%
     First 36 months after award .........................          50%
     First 48 months after award .........................          75%
     Beyond 48 months after award ........................         100%

          (c) The Naked Rights solely measure and determine the amounts to be paid to recipients upon exercise as provided in Section 5(a). Naked Rights do not represent Class B Common Stock or any right to receive Class B Common Stock. The Corporation shall not hold in trust or otherwise segregate amounts which may become payable to recipients of Naked Rights; such funds shall be part of the general funds of the Corporation. Naked Rights shall constitute an unfunded contingent promise to make future payments to the recipient and shall not reduce the number of shares of Class B Common Stock available under the Program.

                                     PART IV

                             PERFORMANCE SHARE PLAN

     Section 1. General. This Performance Share Plan ("Performance Share Plan") is Part IV of the Corporation's Program. Unless any provision herein indicates to the contrary, this Performance Share Plan shall be subject to the General Provisions of the Program.

     Section 2. Terms and Conditions. The Program Administrator may grant performance shares to any person eligible under Article 4 of the General Provisions. Each performance share grant shall confer upon the recipient thereof the right to receive a specified number of shares of Class B Common Stock of the Corporation contingent upon the achievement of specified performance objectives within a specified performance objective period including, but not limited to, the recipient's continued employment or status as a consultant through the period set forth in Section 5 of this Performance Share Plan. At the time of an award of a performance share, the Program Administrator shall specify the performance objectives, the performance objective period or periods and the period of duration of the performance share grant. Any performance shares granted under this Plan shall constitute an unfunded promise to make future payments to the affected person upon the completion of specified conditions.

     Section 3. Mode of Payment. At the discretion of the Program Administrator, payments of performance shares may be made in (a) shares of Class B Common Stock, (b) a check in an amount equal to the Fair Market Value (determined in the manner provided in Section 4 of the Incentive Plan) of the shares of Class B Common Stock to which the performance share award relates, (c) a note in the amount specified above in Section 3(b) containing such terms as are approved by the Program Administrator or (d) any combination of the foregoing in the aggregate amount equal to the amount specified above in Section 3(b).

     Section 4. Performance Objective Period. The duration of the period within which to achieve the performance objectives shall be determined by the Program Administrator. The period may not be less than one year nor more than ten years from the date that the performance share is granted. The Program Administrator shall determine whether performance objectives have been met with respect to each applicable performance objective period. Such determination shall be made promptly after the end of each applicable performance objective period, but in no event later than 90 days after the end of each applicable performance objective period. All determinations by the Program Administrator with respect to the achievement of performance objectives shall be final, binding on and conclusive with respect to each recipient.

     Section 5. Vesting of Performance Shares. Unless otherwise provided by the Program Administrator at the time of grant or unless the installment provisions set forth herein are subsequently accelerated pursuant to the General Provisions of the Program or otherwise by the Program Administrator with respect to any one or more previously granted performance shares, the Corporation shall pay to the recipient on the date set forth in Column 1 below ("Vesting Date") the percentage of the recipient's performance share award set forth in Column 2 below.

                COLUMN 1                                         COLUMN 2
              VESTING DATE                                      PERCENTAGE
              ------------                                      ----------

     1 year from Date of Grant ................................    25%
     2 years from Date of Grant ...............................    25%
     3 years from Date of Grant ...............................    25%
     4 years from Date of Grant ...............................    25%

                                     PART V

                                STOCK BONUS PLAN

     Section 1. General. This Stock Bonus Plan ("Stock Bonus Plan") is Part V of the Corporation's Program. Unless any provision herein indicates to the contrary, this Stock Bonus Plan shall be subject to the General Provisions of the Program.

     Section 2. Terms and Conditions. The Program Administrator may grant bonuses in the form of shares of Class B Common Stock to any person eligible under Article 4 of the General Provisions. Each such stock bonus shall be forfeited by the recipient in the event that the recipient's employment by or status as a consultant or director with the Corporation terminates within the time periods specified in Section 3 of this Stock Bonus Plan or within such other time period as the Program Administrator also may provide at the time of grant. The Program Administrator also may provide at the time of grant that the Class B Common Stock subject to the stock bonus shall be forfeited by the recipient upon the occurrence of other events.

     Section 3. Forfeiture of Bonus Shares. Unless otherwise provided by the Program Administrator at the time of grant or unless the installment provisions set forth herein are subsequently accelerated pursuant to the General Provisions of the Program or otherwise by the Program Administrator with respect to any one or more previously granted bonus shares, the percentage set forth in Column 2 below of shares of Class B Common Stock issued as a stock bonus shall be forfeited and transferred back to the Corporation by the recipient without payment of any consideration from the Corporation if the recipient's employment by or status as a consultant or director with the Corporation is terminated for any reason during the time periods specified in Column 1 below:

               COLUMN 1
          EMPLOYMENT OR STATUS                                 COLUMN 2
       AS A CONSULTANT OR DIRECTOR                       PERCENTAGE OF BONUS
            TERMINATES WITHIN                       SHARES WHICH ARE FORFEITABLE
       ---------------------------                  ----------------------------
     First 12 months after grant ..................             100%

     First 24 months after grant ..................              75%

     First 36 months after grant ..................              50%

     First 48 months after grant ..................              25%

     Beyond 48 months after grant .................               0%

     Section 4. Rights as a Shareholder; Stock Certificates. A recipient shall have rights as a shareholder with respect to any shares of Class B Common Stock received as a stock bonus represented by a stock certificate issued in his name even though all or a portion of such shares remain subject to a risk of forfeiture hereunder, except that shares subject to forfeiture shall not be transferable. Stock certificates representing such shares which remain subject to forfeiture together with a related stock power shall be held by the Corporation and shall be canceled and returned to the Corporation if thereafter forfeited. Stock certificates representing such shares which are vested and no longer subject to forfeiture shall be delivered to the recipient.

================================================================================


                                 BEL FUSE INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                    FOR THE ANNUAL MEETING OF SHAREHOLDERS,
                                  May 23, 2002

The undersigned hereby appoints Howard B. Bernstein, Robert H. Simandl and Daniel Bernstein, and each of them, attorneys and proxies, with power of substitution in each of them, to vote for and on behalf of the undersigned at the annual meeting of the shareholders of the Company to be held on May 23, 2002, and at any adjournment thereof, upon matters properly coming before the meeting, as set forth in the related Notice of Meeting and Proxy Statement, both of which have been received by the undersigned. Without otherwise limiting the general authorization given hereby, said attorneys and proxies are instructed to vote as follows:

     1. Election of the Board's nominee for Director. (The Board of Directors recommends a vote "FOR".)

          [ ] FOR the nominee listed below (except as marked to the contrary below)

          [ ] WITHHOLD AUTHORITY to vote for the nominee listed below
                                 Nominee: Robert H. Simandl.

          INSTRUCTION: To withhold authority to vote for any individual nominee listed above, write the nominee's name in the space provided below.
                                       -----------------------------------------

     2. To adopt the 2002 Equity Compensation Program. (The Board of Directors recommends a vote FOR.)

                         FOR [ ] AGAINST [ ] ABSTAIN [ ]

                  (Continued and to be signed on reverse side)

================================================================================


================================================================================

                         (Continued from reverse side)

     3. Upon all such other matters as may properly come before the meeting and/or any adjournment or adjournments thereof, as they in their discretion may determine. The Board of Directors is not aware of any such other matters.

   UNLESS OTHERWISE SPECIFIED IN THE SQUARES OR SPACE PROVIDED IN THIS PROXY,
      THIS PROXY WILL BE VOTED FOR THE BOARD'S NOMINEE AND FOR PROPOSAL 2.

                                                  Dated __________________, 2002

                                                  Signed________________________

                                                  ______________________________

                                                  Please sign this proxy and
                                                  return it promptly whether or
                                                  not you expect to attend the
                                                  meeting. You may nevertheless
                                                  vote in person if you attend.

                                                  Please sign exactly as you
                                                  name appears hereon. Give full
                                                  title if an Attorney,
                                                  Executor, Administrator,
                                                  Trustee, Guardian, etc.

                                                  For an account in the name of
                                                  two or more persons, each
                                                  should sign, or if one signs,
                                                  he should attach evidence of
                                                  his authority.

================================================================================